Exhibit 99.1
Penumbra, Inc. Reports Second Quarter 2022 Financial Results

ALAMEDA, Calif., August 4, 2022 /PR Newswire/ - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the second quarter ended June 30, 2022.

•Revenue of $208.3 million in the second quarter of 2022, an increase of 13.1%, or 15.3% in constant currency1, compared to the second quarter of 2021.
Second Quarter 2022 Financial Results
Total revenue increased to $208.3 million for the second quarter of 2022 compared to $184.3 million for the second quarter of 2021, an increase of 13.1%, or 15.3% on a constant currency basis. The United States represented 68% of total revenue and international represented 32% of total revenue for the second quarter of 2022. Revenue from sales of vascular products grew to $123.5 million for the second quarter of 2022, an increase of 22.7%, or 24.5% on a constant currency basis. Revenue from sales of neuro products grew to $84.8 million for the second quarter of 2022, an increase of 1.5%, or 4.3% on a constant currency basis.
Gross profit was $134.0 million, or 64.3% of total revenue for the second quarter of 2022, compared to $118.7 million, or 64.4% of total revenue, for the second quarter of 2021. Gross margin is impacted by our ability to scale production capacity to support our expanding portfolio of products, which enabled us to navigate through some macroeconomic factors such as labor shortages, inflation and supply chain headwinds in the three months ended June 30, 2022, as well as our continued investments in COVID-19 related safety measures.
Total operating expenses were $134.2 million, or 64.4% of total revenue, for the second quarter of 2022, including a $1.8 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding this charge, total non-GAAP operating expenses1 were $132.4 million, or 63.5% of total revenue, for the second quarter of 2022. This compares to GAAP and non-GAAP operating expenses of $108.4 million, or 58.8% of total revenue, for the second quarter of 2021. R&D expenses were $19.6 million for the second quarter of 2022, compared to $17.7 million for the second quarter of 2021. SG&A expenses were $114.6 million for the second quarter of 2022, compared to $90.6 million for the second quarter of 2021.
Operating loss for the second quarter of 2022 was $0.1 million. Excluding the charge associated with the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP operating income1 was $1.6 million. This compares to GAAP and non-GAAP operating income of $10.3 million for the second quarter of 2021.
Updated Full Year 2022 Financial Outlook
The Company is maintaining its guidance for 2022 total revenue to be in the range of $860 million to $875 million. Due to foreign currency fluctuations, the Company expects total 2022 reported revenue to be at the lower end of this range, however it expects to maintain growth of 15 – 17% over 2021 revenue on a constant currency basis.
Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the second quarter 2022 financial results after market close on Thursday, August 4, 2022 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 330-2443 for domestic and international callers (conference id: 4604622), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. For more information, visit www.penumbrainc.com and connect on Twitter and LinkedIn.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency and b) non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income and non-GAAP diluted earnings per share (“EPS”).

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives; and
•the tax deficiencies or excess tax benefits associated with share-based compensation arrangements.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition and the tax deficiencies or excess tax benefits associated with share-based compensation arrangements.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 22, 2022. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$58,234	$59,379
Marketable investments	146,135	195,496
Accounts receivable, net	187,389	133,940
Inventories	295,883	263,504
Prepaid expenses and other current assets	30,320	29,155
Total current assets	717,961	681,474
Property and equipment, net	63,458	58,856
Operating lease right-of-use assets	177,423	131,955
Finance lease right-of-use assets	34,743	36,276
Intangible assets, net	86,162	90,618
Goodwill	165,779	166,388
Deferred taxes	68,404	65,698
Other non-current assets	13,970	12,985
Total assets	$1,327,900	$1,244,250
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,096	$13,421
Accrued liabilities	111,405	99,796
Current operating lease liabilities	9,297	8,267
Current finance lease liabilities	1,806	1,713
Total current liabilities	145,604	123,197
Non-current operating lease liabilities	183,155	137,045
Non-current finance lease liabilities	25,654	26,523
Other non-current liabilities	3,472	3,558
Total liabilities	357,885	290,323
Stockholders’ equity:
Common stock	38	37
Additional paid-in capital	937,837	910,614
Accumulated other comprehensive loss	(10,158)	(2,630)
Retained earnings	42,298	45,906
Total stockholders’ equity	970,015	953,927
Total liabilities and stockholders’ equity	$1,327,900	$1,244,250

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$208,344	$184,258	$412,239	$353,462
Cost of revenue	74,309	65,572	150,786	123,439
Gross profit	134,035	118,686	261,453	230,023
Operating expenses:
Research and development	19,559	17,738	40,123	35,814
Sales, general and administrative	114,615	90,636	225,515	170,434
Total operating expenses	134,174	108,374	265,638	206,248
(Loss) income from operations	(139)	10,312	(4,185)	23,775
Interest (expense) income, net	(72)	299	(119)	779
Other expense, net	(956)	(408)	(1,967)	(1,884)
(Loss) income before income taxes	(1,167)	10,203	(6,271)	22,670
Provision for (benefit from) income taxes	2,520	1,904	(2,663)	3,445
Consolidated net (loss) income	$(3,687)	$8,299	$(3,608)	$19,225
Net loss attributable to non-controlling interest	—	(932)	—	(1,842)
Net (loss) income attributable to Penumbra, Inc.	$(3,687)	$9,231	$(3,608)	$21,067

Net (loss) income attributable to Penumbra, Inc. per share:
Basic	$(0.10)	$0.25	$(0.10)	$0.58
Diluted	$(0.10)	$0.25	$(0.10)	$0.56
Weighted average shares outstanding:
Basic	37,767,519	36,523,011	37,707,156	36,489,548
Diluted	37,767,519	37,582,348	37,707,156	37,564,881

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Operating (Loss) Income to Non-GAAP Operating Expenses and Non-GAAP Operating Income (Loss)1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP operating expenses	$134,174	$108,374	$265,638	$206,248
GAAP total operating expenses includes the effect of the following items:
Amortization of finite lived intangible assets acquired	1,785	—	3,569	—
Non-GAAP operating expenses	$132,389	$108,374	$262,069	$206,248

GAAP operating (loss) income from operations	$(139)	$10,312	$(4,185)	$23,775
GAAP operating (loss) income from operations includes the effect of the following items:
Amortization of finite lived intangible assets acquired	1,785	—	3,569	—
Non-GAAP operating income (loss) from operations	$1,646	$10,312	$(616)	$23,775

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Penumbra, Inc.
Reconciliation of GAAP Net (Loss) Income and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021		Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Net (loss) income	Diluted EPS	Net income	Diluted EPS	Net (loss) income	Diluted EPS	Net income	Diluted EPS
GAAP net (loss) income	$(3,687)	$(0.10)	$9,231	$0.25	$(3,608)	$(0.10)	$21,067	$0.56
GAAP net (loss) income includes the effect of the following items:
Amortization of finite lived intangible assets acquired	1,785	0.05	—	—	3,569	0.10	—	—
Tax effect on the non-GAAP adjustments above[2]	(416)	(0.01)	—	—	(832)	(0.02)	—	—
Tax deficiencies (excess tax benefits) related to stock compensation awards	2,725	0.07	(1,403)	(0.04)	944	0.02	(3,186)	(0.08)
Non-GAAP net income	$407	$0.01	$7,828	$0.21	$73	$0.00	$17,881	$0.48

Weighted average shares outstanding used to compute:
GAAP diluted EPS	37,767,519		37,582,348		37,707,156		37,564,881
Non-GAAP diluted EPS[3]	38,686,507		37,582,348		38,722,453		37,564,881

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

2For the three and six months ended June 30, 2022, management used a combined federal and state tax rate of 23.29% to compute the tax effect of non-GAAP measures.

3For the purposes of calculating Non-GAAP diluted EPS for the three and six months ended June 30, 2022, non-GAAP diluted weighted average shares outstanding of 38,686,507 and 38,722,453 respectively were used, as the Company had non-GAAP net income in the period.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
United States	$141,456	$128,402	$13,054	10.2%	$—	$13,054	10.2%
International	66,888	55,856	11,032	19.8%	4,185	15,217	27.2%
Total	$208,344	$184,258	$24,086	13.1%	$4,185	$28,271	15.3%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
United States	$285,764	$248,472	$37,292	15.0%	$—	$37,292	15.0%
International	126,475	104,990	21,485	20.5%	6,378	27,863	26.5%
Total	$412,239	$353,462	$58,777	16.6%	$6,378	$65,155	18.4%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
Vascular	$123,543	$100,684	$22,859	22.7%	$1,810	$24,669	24.5%
Neuro	84,801	83,574	1,227	1.5%	2,375	3,602	4.3%
Total	$208,344	$184,258	$24,086	13.1%	$4,185	$28,271	15.3%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
Vascular	$246,352	$189,849	$56,503	29.8%	$2,777	$59,280	31.2%
Neuro	165,887	163,613	2,274	1.4%	3,601	5,875	3.6%
Total	$412,239	$353,462	$58,777	16.6%	$6,378	$65,155	18.4%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.